UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 3, 2020
___________________________________________

BLOOM ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

001-38598
(Commission File Number)
___________________________________________

Delaware			77-0565408
(State or other jurisdiction of incorporation)			(I.R.S. Employer Identification No.)

4353 North First Street,	San Jose,	California	95134
(Address of principal executive offices)			(Zip Code)

408			543-1500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
___________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class(1)	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	BE	New York Stock Exchange
(1)	The registrant’s Class B Common Stock is not registered but is convertible into shares of Class A Common Stock at the election of the holder.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

Dismissal of Independent Registered Public Accounting Firm
On September 3, 2020, the Audit Committee of the Board of Directors (the “Committee”) of Bloom Energy Corporation (the “Company”) approved the dismissal of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm.
The audit reports of PwC on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2019 and 2018 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
During the Company’s fiscal years ended December 31, 2019 and 2018, and through September 3, 2020, (i) there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreement in its report on the Company’s consolidated financial statements for such periods, and (ii) there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K, except for the material weakness identified in the Company’s internal control over financial reporting related to not designing and maintaining an effective control environment with a sufficient complement of resources with an appropriate level of accounting knowledge, expertise and training to evaluate the accounting implications of complex or non-routine transactions commensurate with its financial reporting requirements, which was disclosed in Management’s Report on Internal Control over Financial Reporting in Item 9A of the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in Item 4 of the Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020.

The Company provided PwC with a copy of this Current Report on Form 8-K (this “Report”) prior to its filing with the Securities and Exchange Commission (the “SEC”) and requested that PwC furnish the Company with a letter addressed to the SEC stating whether or not PwC agrees with the above statements and stating the respects, if any, in which PwC does not agree with such statements. The letter from PwC is filed with this Report as Exhibit 16.1.

Engagement of New Independent Registered Public Accounting Firm
On September 3, 2020, the Committee approved the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, effective September 3, 2020. In reaching the decision to select and appoint Deloitte, the Committee performed an extensive review process, including consideration of the firm’s deep energy industry experience, expansive global network and understanding of the Company’s business and ability to enable a seamless transition.

During the Company’s fiscal years ended December 31, 2019 and 2018, and through September 3, 2020, other than the consultations discussed in the paragraph immediately below, neither the Company nor anyone acting on its behalf consulted with Deloitte regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event.
In December 2019, the Company engaged Deloitte to provide advisory services regarding the accounting treatment for the Managed Services Agreements and similar arrangements. Deloitte provided oral advice and recommendations, including written comments on Company memorandums, for management’s consideration on the Company’s policies and procedures, transaction documentation, restatement disclosures, and the proposed accounting treatment of planned transactions. In March of 2020, the Company engaged Deloitte to provide advisory services regarding the adoption of the new lease accounting standards pertaining to the Managed Services Agreements. Deloitte provided oral advice and recommendations, including written comments on Company memorandums, on the Company’s draft accounting policies and procedures related to the adoption of the new accounting standard.

The Company provided Deloitte with a copy of this Report prior to its filing with the SEC.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
16.1	Letter dated September 4, 2020 from PricewaterhouseCoopers LLP to the Securities and Exchange Commission
104	Cover page interactive data file (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLOOM ENERGY CORPORATION

Date:	September 4, 2020	By:	/s/ Gregory Cameron
Gregory Cameron
Executive Vice President and Chief Financial Officer